UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

June 16, 2016

PARATEK PHARMACEUTICALS, INC.

(Exact name of registrant as specified in charter)

Delaware	001-36066	33-0960223
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

75 Park Plaza, Boston, MA, 02116

(Address of Principal Executive Offices, including Zip Code)

(617) 807-6600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  Regulation FD Disclosure.

On June 16, 2016, Paratek Pharmaceuticals, Inc. (the “Company”) issued a press release announcing the top-line data from its Phase 3 clinical IV-to-oral study of omadacycline for the treatment of acute bacterial skin and skin structure infections. A copy of this press release is attached hereto as Exhibit 99.1.

The Company plans to host a webcast and conference call related to the top-line data at 4:30 p.m. EST on June 16, 2016. The presentation and a link to the webcast will be available under “Events and Presentations” in the Investor Relations section of the Company’s website at www.paratekpharma.com.

The information in this Current Report on Form 8-K is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act. This current report on Form 8-K will not be deemed an admission as to the materiality of any information contained herein or the presentation materials or webcast referenced herein.

Item 8.01  Other Events.

The global Phase 3 IV-to-oral study of omadacycline, known as OASIS (Omadacycline in Acute Skin and Skin Structure Infections Study), evaluated the efficacy and safety of an IV to oral  once-daily omadacycline against twice daily linezolid over a 7 to 14-day course of therapy in 645 treated patients. The primary efficacy endpoint for the U.S. Food and Drug Administration is Early Clinical Response (“ECR”) at 48 to 72 hours after the first dose of study drug in the modified Intent to Treat (“mITT”) population (patients without a potentially causative monomicrobial gram-negative infection). In the mITT analysis population, omadacycline achieved the primary efficacy endpoint of statistical non-inferiority (10% margin) compared to linezolid. The ECR for the omadacycline and linezolid treatment arms was 84.8% compared to 85.5%, respectively.

The co-primary efficacy endpoints for the European Medicines Agency are the investigators assessment of clinical response at the post treatment evaluation (“PTE”) in the mITT and the clinically evaluable (“CE”) populations. In both populations at PTE, omadacycline achieved the primary efficacy endpoint of statistical non-inferiority (10% margin) compared to linezolid. In the mITT population at PTE, clinical success rates for the omadacycline and linezolid treatment arms were 86.1% and 83.6%, respectively. In the CE population at PTE, clinical success rates for the omadacycline and linezolid treatment arms were 96.3% and 93.5%, respectively. Omadacycline demonstrated comparable clinical success rates to linezolid caused by the most common ABSSSI pathogens, including methicillin-resistant Staphylococcus aureus.

Omadacycline was generally safe and well tolerated. Among treatment-emergent adverse events (“TEAEs”), gastrointestinal events were most common in both treatment groups (18.0% for omadacycline and 15.8% for linezolid): the most common individual TEAEs ( ≥ 3% in either group) included nausea (12.4% vs. 9.9%), vomiting (5.3% vs. 5.0%), and diarrhea (2.2% vs. 3.1%) for omadacycline and linezolid, respectively. Discontinuation for gastrointestinal TEAEs was uncommon, occurring in only one omadacycline patient (vomiting) and one linezolid patient (nausea and constipation). Infusion site reactions associated with IV study drug therapy occurred in 9.6% of omadacycline patients and 8.4% of linezolid patients, none of which led to study drug discontinuation. Serious TEAEs occurred in 3.4% of omadacycline patients and 2.5% of linezolid patients, none of which were considered related to study drug. Two deaths occurred during the study, both in the linezolid group (cardiac arrest and cardiac failure).

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release of Paratek Pharmaceuticals, Inc. dated June 16, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARATEK PHARMACEUTICALS, INC.

Date: June 16, 2016	By:	/s/ William M. Haskel
William M. Haskel
SVP, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Paratek Pharmaceuticals, Inc. dated June 16, 2016.